As filed with the Securities and Exchange Commission on February 22, 2013

Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS INSTRUMENTS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-0289970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12500 TI Boulevard

P.O. Box 660199

Dallas, Texas 75266-0199

(214) 479-3773

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph F. Hubach, Senior Vice President,

Secretary and General Counsel

Texas Instruments Incorporated

12500 TI Boulevard

P.O. Box 660199

Dallas, Texas 75266-0199

(214) 479-3773

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Bruce K. Dallas, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

The Company is filing this registration statement to replace its registration statement (No. 333-165045), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this Registration Statement will be deemed to terminate the expiring registration statement.

PROSPECTUS

Texas Instruments Incorporated

The following are types of securities that may be offered and sold by Texas Instruments Incorporated or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Units
• Debt securities

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a security exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity	• Sinking fund terms
• Dividends	• Conversion or exchange rights

Our Common Stock is quoted on The NASDAQ Stock Market under the ticker symbol TXN. On February 21, 2013, the reported last sale price on The NASDAQ Stock Market for our Common Stock was $32.48.

Investing in these securities involves certain risks. See “Item 1A–Risk Factors” beginning on page 10 of our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2013

We are responsible for the information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus or the applicable prospectus supplement is accurate as of any date other than its date. The terms “Texas Instruments”, “TI”, “we,” “us,” and “our” refer to Texas Instruments Incorporated and its consolidated subsidiaries except where expressly indicated or the context otherwise requires.

i

The Company

At Texas Instruments Incorporated (TI), we design and make semiconductors that we sell to electronics designers and manufacturers all over the world. We began operations in 1930. We are incorporated in Delaware, headquartered in Dallas, Texas, and have design, manufacturing or sales operations in more than 35 countries.

We were the world’s fourth largest semiconductor company in 2012 as measured by revenue, according to preliminary estimates from an external source.

Our principal executive offices are located at 12500 TI Boulevard, Dallas, Texas 75266-0199, and our telephone number is (214) 479-3773. We maintain a website at www.ti.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus:

(a)	Current Report on Form 8-K filed on January 18, 2013 and

(b)	Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 22, 2013.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost, by writing or telephoning us at: 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas 75266-0199, Attention: Manager of Investor Relations, (214) 479-3773. Information about us, including our SEC filings, is also available at our website at www.ti.com. However, the information on our website is not a part of this prospectus or any prospectus supplement that we file.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus or incorporated by reference into this prospectus are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “expect,” “anticipate,” “foresee,” “forecast,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial, consumer electronics and automotive;

•

TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•

Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

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Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

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Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	Impairments of our non-financial assets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	TI’s obligation to make principal and interest payments on its debt;

•

TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

This list is not all-inclusive because it is not possible to predict all factors. All forward-looking statements are qualified by the risks described in the documents incorporated by reference into this prospectus and any supplement to this prospectus. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes including, but not limited, to funding our operations, purchasing capital equipment, funding potential acquisitions, repaying debt, paying dividends and repurchasing shares of our common stock. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

For the Fiscal Years Ended December 31,
2012	2011	2010	2009	2008
20.6x	55.9x	304.8x	127.9x	109.5x

Earnings consist of earnings from continuing operations, fixed charges, and other income or loss (including interest income, equity investment gains or losses, and other miscellaneous non-operational items such as currency exchange gains or losses). Fixed charges consist of total interest on loans, interest attributable to rental and lease expense, and capitalized interest.

We have no preferred shares outstanding and have paid no preferred dividends to date; therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as our ratios of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”), our by-laws, as amended (“By-Laws”), and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and By-Laws below. The summary is not complete. The Restated Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Restated Certificate of Incorporation and By-Laws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Restated Certificate of Incorporation and By-Laws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Authorized Capital Stock

The Restated Certificate of Incorporation authorizes us to issue 2,400,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $25.00 par value per share.

Common Stock

As of January 31, 2013, there were 1,104,787,389 shares of common stock outstanding which were held of record by 18,036 stockholders. We are authorized to issue additional shares of common stock without further stockholder approval, except as may be required by applicable law or stock exchange regulations. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by our board of directors. The holders of our common stock have one vote per share on all matters submitted to a vote of the stockholders, and the right to share pro rata in the net assets of TI in liquidation after payment of any amounts due to creditors and in respect of any preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued upon any conversion or exchange of any debt securities or preferred stock providing for such conversion or exchange will be, fully paid and nonassessable. Our common stock is listed on The NASDAQ Stock Market. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 2 North LaSalle Street, 3rd Floor, Chicago, Illinois 60602.

Our By-Laws provide that the annual meeting of stockholders shall be held on the third Thursday in April each year or on such other date as may be fixed by the our board of directors and as stated in a written notice, which must be mailed or delivered to each stockholder at least 10 days prior to any stockholder meeting.

Preferred Stock

As of January 31, 2013, there were no shares of our preferred stock outstanding. We are authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion, and other rights, preferences and limitations as are stated in the Restated Certificate of Incorporation, or any certificate of designation establishing such series adopted by our board of directors. The 10,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of our board of directors without the vote of the holders of our capital stock. If preferred stock is offered pursuant to this prospectus, we will describe the restrictions, if any, on the repurchase or redemption of the preferred stock by us in a prospectus supplement.

Certain Provisions of Texas Instruments’ Certificate of Incorporation and By-Laws

Our Restated Certificate of Incorporation states that action may be taken by stockholders only at annual or special meetings of stockholders, and that stockholders may not act by written consent. The By-Laws vest the power to call special meetings of stockholders in our chairman of the board, our president, or a majority of our board of directors.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Texas Instruments and, accordingly, may discourage attempts to acquire Texas Instruments even though such a transaction may offer Texas Instruments stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture entered into between us and U.S. Bank National Association, as trustee. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939.

The following is only a summary of selected provisions of the indenture and the debt securities and therefore does not contain all information that may be important to you. This summary is qualified in its entirety by reference to the base indenture and any supplemental indenture thereto or officer’s certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture is included as an exhibit to the registration statement of which this prospectus is a part.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Warrants” and “Description of Units,” the terms “we,” “us” and “our” refer only to Texas Instruments Incorporated and not to any existing or future subsidiaries of Texas Instruments Incorporated.

General

The debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations.

We conduct some of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend upon our subsidiaries repaying investments and advances we have made to them, and upon our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be exchanged for the cash value of other securities issued by us or by a third party;

•

the initial conversion or exchange price or rate and any adjustments thereto, the period or periods within which, and the other terms and conditions upon which conversion or exchange of the debt securities may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•

any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Debt Securities

Certain Covenants

Certain Definitions. The term “attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the lesser of (1) the fair market value of the assets subject to such transaction, as determined by our board of directors, and (2) the present value (discounted at the interest rate implicit in the lease or, if it is not practicable to determine such rate, then at our incremental borrowing rate determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of any lease.

The term “consolidated net tangible assets” means, at any date, the total assets appearing on our most recent consolidated balance sheet, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet, and intangible assets.

The term “funded debt” means all debt whether incurred, assumed or guaranteed, including purchase money indebtedness, maturing by its terms more than one year from the date of creation thereof or which is renewable or extendable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof.

The term “intangible assets” means the value (net of applicable reserves), as shown on or reflected in our most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expenses, less unamortized premium; but in no event shall the term “intangible assets” include computer programs and related products.

The term “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid by such lessee thereunder, not including, however, amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).

The term “principal manufacturing property” means each of our manufacturing or processing plants or facilities located in the United States of America (other than territories and possessions of the United States) or Puerto Rico, except any such manufacturing or processing plant or facility that the board of directors by resolution determines not to be of material importance to the total business conducted by us and our consolidated subsidiaries, taken as a whole.

Restrictions on Liens. The indenture provides that, unless as may otherwise be indicated by resolution of our board of directors, officer’s certificate, or supplemental indenture, we will not issue or assume any debt for money borrowed (which, including guarantees of debt for borrowed money, we refer to as “debt”), if the debt is secured by a mortgage, pledge, lien or other encumbrance (which we refer to as a “mortgage”) upon any principal manufacturing property (whether such principal manufacturing property is now owned or subsequently acquired) without in any such case effectively providing that the debt securities (together with any other debt security ranking equally with the debt securities) shall be secured equally and ratably with the debt until such time as such debt is no longer secured by such mortgage. The foregoing restrictions shall not apply to:

•	mortgages existing as of the closing date of the offering of the relevant series of debt securities;

•	mortgages on property existing at the time of or within 120 days after acquisition of the property and certain purchase money mortgages;

•	mortgages on property of an entity existing at the time that entity is merged into or consolidated with us or substantially all the assets of which are acquired by us;

•

mortgages in favor of the United States or any political subdivision or any instrumentality thereof, or in favor of any other country or any political subdivision or instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the mortgages;

•	mortgages for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

•

mortgages to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•

mortgages imposed by law, such as carrier’s, warehousemen’s and mechanic’s liens and other similar liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings, or other liens arising out of judgments or awards against us with respect to which we shall then be proceeding with an appeal or other proceedings for review and liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the bullet points above.

Restrictions on Sale and Leaseback Transactions. The indenture provides that, unless as may otherwise be indicated by resolution of our board of directors, officer’s certificate, or supplemental indenture, we will not enter into any lease longer than three years covering any principal manufacturing property that is sold to any other person (other than any then-existing subsidiary) in connection with such lease unless the proceeds from such sale or transfer shall be at least equal to the fair value of such property as determined by resolution by our board of directors and either:

•

we would be entitled, pursuant to the “Restrictions on Liens” described above, to incur debt secured by a mortgage on the principal manufacturing property involved in an amount at least equal to the attributable debt in respect of such principal manufacturing property without equally and ratably securing the debt securities, provided, that such attributable debt shall thereupon be deemed to be debt subject to the provisions of such restrictions on liens; or

•

within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after consummation of such transaction, we have expended or will expend for principal manufacturing property an amount equal to:

•	the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction, or

•

a part of the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction and treat an amount equal to the remainder of the proceeds as provided in the clause directly below; or

•

such attributable debt (less any amount elected under the clause directly above) is applied within 120 days after the transaction to the retirement of funded debt, or is considered to be attributable debt for purposes of the calculation of exempted debt and, after giving effect to the exempted debt, the exempted debt does not exceed 15% of consolidated net tangible assets.

Exempted Debt. The indenture provides that, notwithstanding the restrictions on mortgages and sale and leaseback transactions described above, we may, in addition to amounts permitted under such restrictions, create, extend, renew or replace debt secured by mortgages, or enter into sale and leaseback transactions, which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the debt securities and without any obligation to make expenditures for principal manufacturing property or to retire any debt, provided, that after giving effect thereto, the aggregate additional outstanding amount of such debt secured by mortgage plus attributable debt resulting from such sale and leaseback transactions (“exempted debt”) does not exceed 15% of consolidated net tangible assets.

Consolidation, Merger and Sale or Conveyance. We may not consolidate with, merge with or into, or sell, or convey (including by way of lease) all or substantially all of our assets to any person or permit any person to merge with or into us unless:

•

we are the continuing person or the person formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation or entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof (or, any entity not organized under such laws which agrees, in a form satisfactory to the trustee, to submit to the jurisdiction of the United States district court for the Southern District of New York, and to indemnify and hold harmless the holders of the debt securities against certain taxes and expenses) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

•

we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or conveyance and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture and the debt securities relating to such transaction have been complied with.

The restrictions in the bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for us and may exercise every right and power under the indenture with the same effect as if such successor corporation had been named in our place in the indenture, and we will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

An event of default for any series of debt securities is defined under the indenture as being:

•

our default in the payment of principal or premium on the debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise, but, in the case of technical or administrative difficulties, only if that default continues for a period of two days;

•	our default in the payment of interest on any debt securities of such series when due and payable, if that default continues for a period of 30 days;

•

our default in the performance of or breach of any of our other covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach of which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

•	there occurs any other event of default provided for in such series of debt securities;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or for all or substantially all of our property and assets; or

•	the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•	we:

•

commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•

consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of ours for all or substantially all of our property and assets; or

•	effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, then the entire principal amount of the debt securities of all series then outstanding will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the securities of such series affected by the default, each series voting as a separate class, (or, of all the debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the indenture, the holders of at least a majority in aggregate principal amount of a series of debt securities by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the indenture.

Discharge and Defeasance

The indenture provides that, unless the terms of any series of debt securities provides otherwise, we may discharge our obligations with respect to an issue of debt securities and the indenture with respect to such series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all securities of such series outstanding under the indenture; or

•

all debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the indenture; or

•

the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the indenture shall survive. With respect to the third bullet point, certain rights and obligations under the indenture (such as our obligation to maintain an office or agency in respect of such debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such debt securities, to deliver such debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of debt securities provided for in the funds, and the provisions of the indenture will no longer be in effect with respect to such debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, cash in an amount or, in the case of any series of debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the indenture and the debt securities of such series;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the contemplated defeasance of the debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the indenture (such as our obligation to maintain an office or agency in respect of such debt securities, to have moneys held for payment in trust, to register the exchange of such debt securities, to deliver such debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the indenture;

•

to cure any ambiguity, defect, or inconsistency in the indenture or in any supplemental indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders of the debt securities of any series in any material respect, or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to comply with the provisions described under “—Certain Covenants —Consolidation, Merger and Sale or Conveyance”;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that,

•	changes the stated maturity of the principal of, or any installment of interest on, any debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

•	waives a default in the payment of principal of or interest on the debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

We may have normal banking relationships with the trustee under the indenture in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Texas Instruments, the trustee, any warrant agent, unit agent or any other agent of Texas Instruments, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$*
Printing	**
Legal fees and expenses (including Blue Sky fees)	**
Rating Agency fees	**
Accounting fees and expenses	**
Miscellaneous	**

TOTAL	$**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI, Section II of the Registrant’s By-Laws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Registrant, dated April 18, 1985 (incorporated by reference to Exhibit 3(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 16, 1987 (incorporated by reference to Exhibit 3(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 21 1988 (incorporated by reference to Exhibit 3(c) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.4	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 18, 1996 (incorporated by reference to Exhibit 3(d) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.5	Certificate of Ownership merging Texas Instruments Automation Controls, Inc. into the Registrant, dated March 28, 1988 (incorporated by reference to Exhibit 3(e) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.6	Certificate of Elimination of Designations of Preferred Stock of the Registrant, dated March 18, 1994 (incorporated by reference to Exhibit 3(f) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.7	Certificate of Ownership and Merger merging Tiburon Systems, Inc. into the Registrant, dated November 2, 1995 (incorporated by reference to Exhibit 3(g) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.8	Certificate of Ownership and Merger merging Tartan, Inc. into the Registrant, dated June 21, 1995 (incorporated by reference to Exhibit 3(h) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.9	Certificate of Designation relating to the Registrant’s Participating Cumulative Preferred Stock, dated June 23, 1998 (incorporated by reference to Exhibit 3(i) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.10	Certificate of Elimination of Designation of Preferred Stock of the Registrant, dated June 18, 1998 (incorporated by reference to Exhibit 3(j) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.11	Certificate of Ownership and Merger merging Intersect Technologies, Inc. with and into the Registrant, dated July 15, 1999 (incorporated by reference to Exhibit 3(k) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.12	Certificate of Ownership and Merger merging Soft Warehouse, Inc. with and into the Registrant, dated September 23, 1999 (incorporated by reference to Exhibit 3(l) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.13	Certificate of Ownership and Merger merging Silicon Systems, Inc. with and into the Registrant, dated December 17, 1999 (incorporated by reference to Exhibit 3(m) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

Exhibit No.	Document

3.14	Certificate of Amendment to Restated Certificate of Incorporation, dated April 20, 2000 (incorporated by reference to Exhibit 3(n) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.15	Certificate of Ownership and Merger merging Power Trends, Inc. with and into the Registrant, dated May 31, 2001 (incorporated by reference to Exhibit 3(o) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.16	Certificate of Ownership and Merger merging Amati Communications Corporation with and into the Registrant, dated September 28, 2001 (incorporated by reference to Exhibit 3(p) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.17	Certificate of Ownership and Merger merging Texas Instruments San Diego Incorporated with and into the Registrant, dated August 27, 2002 (incorporated by reference to Exhibit 3(q) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.18	Certificate of Ownership and Merger merging Texas Instruments Burlington Incorporated with and into the Registrant, dated December 31, 2003 (incorporated by reference to Exhibit 3(r) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.19	Certificate of Ownership and Merger merging Texas Instruments Automotive Sensors and Controls San Jose Inc. with and into the Registrant, dated October 31, 2004 (incorporated by reference to Exhibit 3(s) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.20	Certification of Elimination of Series B Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed June 23, 2008).

3.21	By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated July 18, 2008)

4.1	Specimen Common Stock Certificate*

4.2	Specimen Preferred Stock Certificate*

4.3	Indenture dated as of May 23, 2011 between Texas Instruments Incorporated, a Delaware corporation, as Issuer and U.S. Bank National Association, a National Association, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 23, 2011)

4.4	Form of Note (included in Exhibit 4.3)

4.5	Form of Warrant Agreement*

4.6	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	To be filed by amendment.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 22, 2013.

TEXAS INSTRUMENTS INCORPORATED

By:	/s/ Kevin P. March
Kevin P. March Senior Vice President, Chief Accounting Officer and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Templeton, Kevin P. March and Joseph F. Hubach, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Richard K. Templeton Richard K. Templeton	Chairman of the Board, Director, President and Chief Executive Officer	February 22, 2013

/s/ Kevin P. March Kevin P. March	Senior Vice President, Chief Accounting Officer and Chief Financial Officer	February 22, 2013

/s/ Ralph W. Babb, Jr. Ralph W. Babb, Jr.	Director	February 22, 2013

/s/ Mark A. Blinn Mark A. Blinn	Director	February 22, 2013

/s/ Daniel A. Carp Daniel A. Carp	Director	February 22, 2013

/s/ Carrie S. Cox Carrie S. Cox	Director	February 22, 2013

/s/ Pamela H. Patsley Pamela H. Patsley	Director	February 22, 2013

Signature	Title	Date

/s/ Robert E. Sanchez Robert E. Sanchez	Director	February 22, 2013

/s/ Wayne R. Sanders Wayne R. Sanders	Director	February 22, 2013

/s/ Ruth J. Simmons Ruth J. Simmons	Director	February 22, 2013

/s/ Christine Todd Whitman Christine Todd Whitman	Director	February 22, 2013

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Registrant, dated April 18, 1985 (incorporated by reference to Exhibit 3(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 16, 1987 (incorporated by reference to Exhibit 3(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 21, 1988 (incorporated by reference to Exhibit 3(c) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.4	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 18, 1996 (incorporated by reference to Exhibit 3(d) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.5	Certificate of Ownership merging Texas Instruments Automation Controls, Inc. into the Registrant, dated March 28, 1988 (incorporated by reference to Exhibit 3(e) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.6	Certificate of Elimination of Designations of Preferred Stock of the Registrant, dated March 18, 1994 (incorporated by reference to Exhibit 3(f) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.7	Certificate of Ownership and Merger merging Tiburon Systems, Inc. into the Registrant, dated November 2, 1995 (incorporated by reference to Exhibit 3(g) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.8	Certificate of Ownership and Merger merging Tartan, Inc. into the Registrant, dated June 21, 1995 (incorporated by reference to Exhibit 3(h) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.9	Certificate of Designation relating to the Registrant’s Participating Cumulative Preferred Stock, dated June 23, 1998 (incorporated by reference to Exhibit 3(i) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.10	Certificate of Elimination of Designation of Preferred Stock of the Registrant, dated June 18, 1998 (incorporated by reference to Exhibit 3(j) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.11	Certificate of Ownership and Merger merging Intersect Technologies, Inc. with and into the Registrant, dated July 15, 1999 (incorporated by reference to Exhibit 3(k) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.12	Certificate of Ownership and Merger merging Soft Warehouse, Inc. with and into the Registrant, dated September 23, 1999 (incorporated by reference to Exhibit 3(l) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.13	Certificate of Ownership and Merger merging Silicon Systems, Inc. with and into the Registrant, dated December 17, 1999 (incorporated by reference to Exhibit 3(m) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

Exhibit No.	Document

3.14	Certificate of Amendment to Restated Certificate of Incorporation, dated April 20, 2000 (incorporated by reference to Exhibit 3(n) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.15	Certificate of Ownership and Merger merging Power Trends, Inc. with and into the Registrant, dated May 31, 2001 (incorporated by reference to Exhibit 3(o) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.16	Certificate of Ownership and Merger merging Amati Communications Corporation with and into the Registrant, dated September 28, 2001 (incorporated by reference to Exhibit 3(p) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.17	Certificate of Ownership and Merger merging Texas Instruments San Diego Incorporated with and into the Registrant, dated August 27, 2002 (incorporated by reference to Exhibit 3(q) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.18	Certificate of Ownership and Merger merging Texas Instruments Burlington Incorporated with and into the Registrant, dated December 31, 2003 (incorporated by reference to Exhibit 3(r) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.19	Certificate of Ownership and Merger merging Texas Instruments Automotive Sensors and Controls San Jose Inc. with and into the Registrant, dated October 31, 2004 (incorporated by reference to Exhibit 3(s) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.20	Certification of Elimination of Series B Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed June 23, 2008).

3.21	By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated July 18, 2008)

4.1	Specimen Common Stock Certificate*

4.2	Specimen Preferred Stock Certificate*

4.3	Indenture dated as of May 23, 2011 between Texas Instruments Incorporated, a Delaware corporation, as Issuer and U.S. Bank National Association, a National Association, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 23, 2011)

4.4	Form of Note (included in Exhibit 4.3)

4.5	Form of Warrant Agreement*

4.6	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	To be filed by amendment.